Exhibit 4.6

PLEDGE AGREEMENT

                     PLEDGE AND SECURITY AGREEMENT dated as of December 21, 2000, made by DELTA FUNDING CORPORATION, a New York corporation (the "Pledgor"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "Agent") under that certain Indenture dated as of the date hereof (the "Indenture") among DELTA FINANCIAL CORPORATION, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

W I T N E S S E T H:

                     WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in (i) one hundred percent (100%) by number all of the issued and outstanding shares of capital stock of the Domestic Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgor, and (ii) sixty-six percent (66.00%) by number all of the issued and outstanding shares of capital stock of the Foreign Pledged Subsidiary (as defined herein) from time to time owned by the Pledgor;

                     WHEREAS, the Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

                     NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

                     SECTION 1. Definitions. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York, and the following terms shall have the following meanings:

                     "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                     SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in, the following (collectively, the "Pledged Collateral"):

                     (a) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule I hereto (individually, a "Domestic Pledged Security" and collectively, the "Domestic Pledged Securities") issued by DF Special Holdings Corporation, a Delaware corporation, and Continental Property Management Corp., a New York corporation (each a "Domestic Pledged Subsidiary" and collectively, the "Domestic Pledged Subsidiaries"), the certificates representing the Domestic Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Domestic Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

                     (b) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of any Domestic Pledged Subsidiary, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

                     (c) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in any jurisdiction other than within the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument to the extent such securities would not cause the total securities pledged to exceed sixty-six percent (66.00%) of the aggregate securities or interests owned by the Pledgor, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule II hereto (individually, a "Foreign Pledged Security" and collectively, the "Foreign Pledged Securities") issued by DFC Financial of Canada Limited, an Ontario, Canada corporation (the "Foreign Pledged Subsidiary"), the certificates representing the Foreign Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Foreign Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

                     (d) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of the Foreign Pledged Subsidiary to the extent such additional shares and interests would not cause the total shares pledged to exceed sixty-six percent (66.00%) of the aggregate shares or interests owned by the Pledgor, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

                     (e) all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

                     SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "Obligations"):

                     (a) the due and punctual payment of any and all amounts due and owing by the Pledgor under the Subsidiary Guarantee to which the Pledgor is a party;

                     (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

                     (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

                     SECTION 4. Delivery of the Pledged Collateral.

                     (a) All certificates evidencing shares of stock, partnership interests, member interests and all other equity interests currently representing the Domestic Pledged Securities or the Foreign Pledged Securities (collectively, the "Pledged Securities") shall be delivered to the Agent, together with any necessary endorsement and/or appropriate stock transfer form duly executed in blank with respect to such Pledged Securities, on or prior to the execution and delivery of this Agreement. All certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "Additional Collateral") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificated shares of stock, partnership interests, member interests and all other equity interest evidencing the Pledged Securities held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule III hereto (a "Pledge Amendment") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledge Amendment shall be deemed to amend only the Schedules I and II to this Agreement, and the absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

                     (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers or stock transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

                     SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:

                     (a) The Pledged Securities have been duly authorized and validly issued, are fully paid and nonassessable and constitute the percentage by number of the capital stock of each Pledged Subsidiary as set forth in Schedules I and II hereto as of the date hereof. The Pledgor is the beneficial and record owner of the percentage by number of the Pledged Securities as set forth in Schedules I and II hereto as of the date hereof. Except for the Pledged Securities set forth on Schedules I and II hereto, the Pledgor does not own, beneficially or of record, any equity securities of any Subsidiary that the Pledgor is permitted to pledge under the terms of such Subsidiary's organizational documents or other contracts. All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

                     (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                     (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

                     (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

                     (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; provided, however, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in Schedule IV hereto result in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated shares of stock, partnership interests, member interests and all other equity interests constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

                     (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

                     SECTION 6. Covenants as to the Pledged Collateral. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

                     (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

                     (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

                     (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

                     (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default irrevocable proxies in respect of the Pledged Collateral;

                     (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

                     (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

                     (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

                     (h) not permit the issuance of (i) any additional shares of any class of capital stock of a Pledged Subsidiary, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

                     (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

                     SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

                     (a) So long as no Event of Default shall have occurred and be continuing:

                               (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

                               (ii) the Pledgor may receive and retain any and all dividends, interest or other amounts paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                               (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

                     (b) Upon the occurrence and during the continuance of an Event of Default:

                               (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                     (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of a Pledged Subsidiary, or upon the exercise by a Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                     (iii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

                     SECTION 8. Additional Provisions Concerning the Pledged Collateral.

                     (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

                     (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

                     (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to Section 10 hereof.

                     (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                     (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

                     (f) The Agent shall at all times during the term of this Agreement keep the Pledged Collateral within the State of New York.

                     SECTION 9. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

                     (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                     (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "Securities Act"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

                     (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

                     (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

                     SECTION 10. Indemnity and Expenses.

                     (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                     (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

                     SECTION 11. Notices,Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

                     SECTION 12. Consent to Jurisdiction, Etc.

                     (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                     (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

                     (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

                     SECTION 13. Waiver of Jury Trial. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                     SECTION 14. Miscellaneous.

                     (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                     (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

                     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                     (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and their respective successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default, the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

(1)	the Agent fails to fulfill its obligations hereunder;

(2)	the Agent is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Agent or its property; or

(4)	the Agent becomes incapable of acting.

                     If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Pledgor shall notify each Holder of such event and the holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

                     (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

                     (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

                     (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGOR: DELTA FUNDING CORPORATION By: Name: Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent

By:
      Name:
      Title:

SCHEDULE I

TO

PLEDGE AGREEMENT

Domestic Pledged Securities

Name of Issuer	Number of Shares/Percentage of Outstanding Security	Class	Certificate No.

DF Special Holdings Corporation	100/100%	Common	1

Continental Property Management Corp.	200/100%	Common	1

SCHEDULE II

TO

PLEDGE AGREEMENT

Foreign Pledged Securities

Name of Issuer	Number of Shares/Percentage of Outstanding Security	Class	Certificate No.

DFC Financial of Canada Limited	1/66%	Common	1(a)

SCHEDULE III

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

                     This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated December 21, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.

Domestic Pledged Securities

Name of Issuer	Number of Shares	Class	Certificate No.(s)

Foreign Pledged Securities

Name of Issuer	Number of Shares	Class	Certificate No.(s)

By: Name: Title:

SCHEDULE IV

TO

PLEDGE AGREEMENT

UCC FILING OFFICES

   DF Special Holdings Corporation,               New York Secretary of State
        a Delaware corporation
                                           County Clerk's Office, Nassau County, N.Y.

                                                  Delaware Secretary of State

Continental Property Management Corp.,            New York Secretary of State
        a New York corporation
                                           County Clerk's Office, Nassau County, N.Y.

                                                  Delaware Secretary of State

   DFC Financial of Canada Limited,                     Canada, Ontario
    an Ontario, Canada corporation
                                                  New York Secretary of State

                                           County Clerk's Office, Nassau County, N.Y.

                                                  Delaware Secretary of State